Funko Reports Third Quarter 2021 Sales of $267.7 million, Up 40.0%

Record Quarter Results Driven by Broad-Based Strength Across Products, Channels, and Geographies

EVERETT, Wash. November 4, 2021-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today reported its consolidated financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights
•Net sales increased 40.0% y/y to $267.7 million
•Net income increased 17.8% y/y to $18.4 million
•Net income margin declined 130 basis points y/y to 6.9%
•Adjusted EBITDA2 increased 11.0% y/y to $40.2 million
•Adjusted EBITDA margin2 declined 390 basis points y/y to 15.0%
•Cash flow from operations of $78.8 million for the nine months ended September 30, 2021
•Total liquidity3 increased 80.8% y/y to $193.2 million

Third Quarter 2021 and Recent Operating Highlights
•Exceeded Q3 expectations and raised full year guidance despite unprecedented supply chain headwinds.
•All-time high demand levels driving broad-based strength in all geographies - U.S. net sales increased 35.7% y/y to $191.3 million, Europe net sales increased 65.7% y/y to $58.9 million, and Other International net sales rose 19.1% y/y to $17.6 million.
•Pop! branded products grew 41.3% on strong evergreen product sales (evergreen properties comprised 66% of total net sales) and a robust calendar of new content.
•Net sales of Other (non-figure) products increased 33.8%, led by Loungefly branded products which grew 36.3%.
•Direct-to-consumer sales increased 88% y/y and now comprise 11% of net sales, driven by sustained traffic growth and increased e-commerce efficiency.
•Developed three brand new events (Alice In Wonderland Black Light Event; FunKon; Batman Day), with record single-day direct-to-consumer net sales.
•Launched multiple Digital Pop! NFT Collections, all of which sold out in minutes.
•In partnership with TokenWave, Funko officially opened our new digital marketplace, Droppp.io. Droppp.io creates a more accessible, user-friendly interface as we build out our digital products business.

"We are thrilled to report another exceptionally strong quarter, with broad-based strength across our product categories, geographies and channels," said Andrew Perlmutter, President. "This performance caps off a tremendous first nine months of the year for Funko and demonstrates our ability to proactively manage through challenging supply chain dynamics and inflation while driving profitable growth. It is also a reflection of our extremely loyal fan base."

Brian Mariotti, Chief Executive Officer added, "As we look to the balance of this fiscal year, we are confident in our ability to execute effectively against our core operating strategies to drive continued growth while continuing to adapt quickly to any ongoing supply chain challenges. As a credit to our brand, we are continuing to expand our product categories and fan base, increasing fan engagement and bringing innovative new products to market."

Third Quarter 2021 Financial Results
Net sales increased 40.0% to $267.7 million in the third quarter of 2021 compared to $191.2 million in the third quarter of 2020. The year-over-year increase reflects broad-based strength across geographies, products and channels.

In the third quarter of 2021, the number of active properties increased 12.7% to 806 from 715 in the third quarter of 2020 and net sales per active property increased 24.2%.

On a geographical basis, net sales in the United States increased 35.7% to $191.3 million and net sales in Europe increased 65.7% to $58.9 million. Net sales in other international regions increased 19.1% to $17.6 million, with all geographies reporting growth.

On a product category basis, net sales of Figures grew 42.0% to $206.0 million, reflecting strong recovery in the Specialty retailer channel as well as strength in DTC and third-party e-commerce. Net sales of Other (non-figure) products increased 33.8% to $61.8 million, reflecting strength in Loungefly branded products as well as games and plush.

On a brand basis, Pop! branded products grew 41.3% to $193.1 million, reflecting strong growth in the U.S. and Europe. Loungefly branded products grew 36.3% to $36.8 million. Both brands generated strong growth in the Specialty retailer channel, as well as strength in DTC and third-party e-commerce. Net sales of other branded products increased 37.3% to $37.8 million driven by board games, plush and action figures.

The tables below show the breakdown of net sales on a geographical, product category and branded product basis (in thousands):

	Three Months Ended September 30,		Period Over Period Change
	2021	2020	Dollar	Percentage
Net sales by geography:
United States	$191,289	$140,935	$50,354	35.7%
Europe	58,873	35,538	23,335	65.7%
Other International	17,571	14,756	2,815	19.1%
Total net sales	$267,733	$191,229	$76,504	40.0%

	Three Months Ended September 30,		Period Over Period Change
	2021	2020	Dollar	Percentage
Net sales by product:
Figures	$205,963	145,049	$60,914	42.0%
Other	61,770	46,180	15,590	33.8%
Total net sales	$267,733	191,229	$76,504	40.0%

	Three Months Ended September 30,		Period Over Period Change
Net sales by branded product:	2021	2020	Dollar	Percentage
Pop! Branded Products	$193,112	$136,694	$56,418	41.3%
Loungefly Branded Products	36,794	26,990	9,804	36.3%
Other	37,827	27,545	10,282	37.3%
Total net sales	$267,733	$191,229	$76,504	40.0%

Gross margin1 in the third quarter of 2021 decreased 260 basis points to 36.0% compared to 38.6% in the third quarter of 2020, reflecting higher freight expenses due to ongoing supply chain disruptions.

SG&A expenses increased 45.5% to $59.9 million or 22.4% of net sales in the third quarter of 2021 compared to $41.2 million or 21.5% of net sales in the third quarter of 2020 as we continued to invest in the long-term growth of the business. SG&A expenses for the third quarter of 2021 were lower than expected, as we proactively postponed some marketing spend to Q4 to align with product availability.

Net income in the third quarter of 2021 was $18.4 million and net income margin1 was 6.9%, compared to net income of $15.6 million and net income margin1 of 8.2% in the third quarter of 2020. Adjusted Net Income2 (non-GAAP) was $21.1 million in the third quarter of 2021 versus Adjusted Net Income2 of $16.1 million in the third quarter of 2020. Adjusted EBITDA2 in the third quarter of 2021 was $40.2 million and Adjusted EBITDA margin2 was 15.0%, compared to $36.2 million and 18.9%, respectively, in the third quarter of 2020. A reconciliation of these non-GAAP measures to GAAP is provided below.

Balance Sheet Highlights
Total liquidity3 as of September 30, 2021 totaled $193.2 million, an increase of 80.8% compared to September 30, 2020. Total liquidity was comprised of cash and cash equivalents of $93.2 million and total revolver availability of $100.0 million.

As of September 30, 2021, total debt was $177.6 million, a decrease of 14.7% compared to a year ago. Total debt includes the amount outstanding under the Company's term loan facility, net of unamortized discounts.

Inventories at the end of the third quarter of 2021 totaled $140.8 million, up 94.0% compared to a year ago as total transit times have increased significantly compared to pre-pandemic levels, resulting in a percent of inventory in-transit at quarter end of 61%.

Outlook
In 2021, the Company expects the following full-year results:
•Net sales of $950 million to $975 million;
•Adjusted EBITDA margin2 of 14.0% to 14.5%;
•Adjusted Net Income2 of $64.4 million to $70.4 million, based on a blended tax rate of 25%; and
•Adjusted Earnings per Diluted Share2 of $1.20 to $1.31, based on estimated adjusted average diluted shares outstanding of 53.9 million for the full year.

1Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales. Net Income (Loss) margin is calculated as net income as a percentage of net sales.
2Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of historical Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share and Adjusted EBITDA margin outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, in 2021 the Company expects equity-based compensation of approximately $14 million, depreciation and amortization of approximately $42 million and interest expense of approximately $8 million, each of which is a reconciling item to Net Income. See "Non-GAAP Financial Measures" for more information.
3Total liquidity is calculated as cash and cash equivalents plus availability under the Company's $100 million revolving credit facility.

Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, November 4, 2021, to further discuss its third quarter results and business outlook. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.

About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the underlying trends in our business, including supply chain constraints, inflation and other macroeconomic trends, marketing spend, our potential for growth, and our strategic growth priorities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to execute our business strategy; our ability to maintain and realize the full value of our license agreements; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2021 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
investorrelations@funko.com

Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share data)
Net sales	$267,733	$191,229	$693,020	$426,028
Cost of sales (exclusive of depreciation and amortization shown separately below)	171,320	117,504	425,929	261,103
Selling, general, and administrative expenses	59,890	41,167	166,032	127,590
Depreciation and amortization	10,328	11,887	30,778	33,947
Total operating expenses	241,538	170,558	622,739	422,640
Income from operations	26,195	20,671	70,281	3,388
Interest expense, net	1,711	2,875	5,921	8,221
Loss on debt extinguishment	675	—	675	—
Other (income) expense, net	(505)	779	466	1,450
Income (loss) before income taxes	24,314	17,017	63,219	(6,283)
Income tax expense (benefit)	5,939	1,420	12,814	(1,139)
Net income (loss)	18,375	15,597	50,405	(5,144)
Less: net income (loss) attributable to non-controlling interests	6,474	5,801	18,177	(229)
Net income (loss) attributable to Funko, Inc.	$11,901	$9,796	$32,228	$(4,915)
Earnings (loss) per share of Class A common stock:
Basic	$0.30	$0.28	$0.85	$(0.14)
Diluted	$0.28	$0.27	$0.80	$(0.14)
Weighted average shares of Class A common stock outstanding:
Basic	39,448	35,483	37,856	35,155
Diluted	41,796	35,904	40,079	35,155

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2021	December 31, 2020
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$93,245	$52,255
Accounts receivable, net	153,655	131,837
Inventory	140,834	59,773
Prepaid expenses and other current assets	23,790	15,486
Total current assets	411,524	259,351
Property and equipment, net	54,831	56,141
Operating lease right-of-use assets	52,831	58,079
Goodwill	126,612	125,061
Intangible assets, net	193,666	205,541
Deferred tax asset	70,339	54,682
Other assets	5,104	4,735
Total assets	$914,907	$763,590
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt, net of unamortized discount	$17,378	$10,758
Current portion of operating lease liabilities	15,187	13,840
Accounts payable	63,936	29,199
Income taxes payable	10,544	425
Accrued royalties	47,611	40,525
Accrued expenses and other current liabilities	89,019	43,949
Total current liabilities	243,675	138,696
Long-term debt, net of unamortized discount	160,172	180,012
Operating lease liabilities, net of current portion	50,495	57,512
Deferred tax liability	769	780
Liabilities under tax receivable agreement, net of current portion	80,787	60,297
Other long-term liabilities	5,135	3,848
Commitments and Contingencies
Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 39,749 and 35,657 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	4	4
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 10,856 and 14,040 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in-capital	245,859	216,141
Accumulated other comprehensive income	1,114	1,718
Retained earnings	56,631	24,403
Total stockholders’ equity attributable to Funko, Inc.	303,609	242,267
Non-controlling interests	70,265	80,178
Total stockholders’ equity	373,874	322,445
Total liabilities and stockholders’ equity	$914,907	$763,590

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
	(In thousands)
Operating Activities
Net income (loss)	$50,405	$(5,144)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and other	30,356	35,929
Equity-based compensation	9,869	7,494
Amortization of debt issuance costs and debt discounts	893	1,006
Loss on debt extinguishment	675	—
Deferred tax expense	994	1,237
Other	(93)	1,715
Changes in operating assets and liabilities:
Accounts receivable, net	(22,223)	13,507
Inventory	(81,770)	(11,115)
Prepaid expenses and other assets	(1,582)	15,163
Accounts payable	33,933	(1,595)
Income taxes payable	10,135	(465)
Accrued royalties	7,086	(3,045)
Accrued expenses and other liabilities	40,114	5,658
Net cash provided by operating activities	78,792	60,345

Investing Activities
Purchases of property and equipment	(17,434)	(14,704)
Acquisitions of businesses and related intangible assets, net of cash	199	—
Other	84	—
Net cash used in investing activities	(17,151)	(14,704)

Financing Activities
Borrowings on line of credit	—	28,267
Payments on line of credit	—	(55,103)
Debt issuance costs	(1,055)	(569)
Issuance of long-term debt	180,000	—
Payments of long-term debt	(193,875)	(8,814)
Contributions from continuing equity owners	—	177
Distributions to continuing equity owners	(9,284)	(3,496)
Payments under tax receivable agreement	(6)	(165)
Proceeds from exercise of equity-based options	3,726	41
Net cash used in financing activities	(20,494)	(39,662)

Effect of exchange rates on cash and cash equivalents	(157)	687

Net increase in cash and cash equivalents	40,990	6,666
Cash and cash equivalents at beginning of period	52,255	25,229
Cash and cash equivalents at end of period	$93,245	$31,895

Funko, Inc. and Subsidiaries
Non-GAAP Financial Measures
(Unaudited)

EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Diluted Share (collectively the “Non-GAAP Financial Measures”) are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. The Non-GAAP Financial Measures are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss), earnings (loss) per share or any other performance measure derived in accordance with U.S. GAAP. We define EBITDA as net income (loss) before interest expense, net, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, certain severance, relocation and related costs, loss on debt extinguishment, foreign currency transaction gains and losses and other unusual or one-time items. We define Adjusted Net Income (Loss) as net income (loss) attributable to Funko, Inc. adjusted for the reallocation of income (loss) attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, certain severance, relocation and related costs, loss on debt extinguishment, foreign currency transaction gains and losses and other unusual or one-time items, and the income tax (expense) benefit effect of these adjustments. We define Adjusted Earnings (Loss) per Diluted Share as Adjusted Net Income (Loss) divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We caution investors that amounts presented in accordance with our definitions of the Non-GAAP Financial Measures may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate the Non-GAAP Financial Measures in the same manner. We present the Non-GAAP Financial Measures because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.
Management uses the Non-GAAP Financial Measures:
•as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•as a consideration to assess incentive compensation for our employees;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our unaudited condensed consolidated financial statements included elsewhere in this press release as indicators of financial performance. Some of the limitations are:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.
Due to these limitations, Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, the Non-GAAP Financial Measures include adjustments for non-cash charges related to equity-based compensation programs, certain severance, relocation and related costs, loss on debt extinguishment, foreign currency transaction gains and losses and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share data)
Net income (loss) attributable to Funko, Inc.	$11,901	$9,796	$32,228	$(4,915)
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	6,474	5,801	18,177	(229)
Equity-based compensation (2)	3,658	2,456	9,869	7,494
Certain severance, relocation and related costs (3)	—	1,178	81	2,184
Loss on debt extinguishment (4)	675	—	675	—
Foreign currency transaction (gain) loss (5)	(505)	778	466	1,449
Income tax expense (6)	(1,097)	(3,937)	(5,764)	(2,350)
Adjusted net income	$21,106	$16,072	$55,732	$3,633
Adjusted net income margin (7)	7.9%	8.4%	8.0%	0.9%
Weighted-average shares of Class A common stock outstanding-basic	39,448	35,483	37,856	35,155
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	14,634	16,047	15,882	15,770
Adjusted weighted-average shares of Class A stock outstanding - diluted	54,082	51,530	53,738	50,925
Adjusted earnings per diluted share	$0.39	$0.31	$1.04	$0.07

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(amounts in thousands)
Net income (loss)	$18,375	$15,597	$50,405	$(5,144)
Interest expense, net	1,711	2,875	5,921	8,221
Income tax expense (benefit)	5,939	1,420	12,814	(1,139)
Depreciation and amortization	10,328	11,887	30,778	33,947
EBITDA	$36,353	$31,779	$99,918	$35,885
Adjustments:
Equity-based compensation (2)	3,658	2,456	9,869	7,494
Certain severance, relocation and related costs (3)	—	1,178	81	2,184
Loss on debt extinguishment (4)	675	—	675	—
Foreign currency transaction (gain) loss (5)	(505)	778	466	1,449
Adjusted EBITDA	$40,181	$36,191	$111,009	$47,012
Adjusted EBITDA margin (8)	15.0%	18.9%	16.0%	11.0%

(1)Represents the reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income (loss) was attributable to non-controlling interests.
(2)Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)For the nine months ended September 30, 2021, represents severance, relocation and related costs associated with residual payment of global workforce reduction implemented in response to the COVID-19 pandemic. For the three and nine months ended September 30, 2020, represents severance, relocation and related costs associated with the consolidation of our warehouse facilities in the United Kingdom and charges related to the global workforce reduction implemented in response to the COVID-19 pandemic.
(4)Represents write-off of unamortized debt financing fees for the three and nine months ended September 30, 2021.
(5) Represents both unrealized and realized foreign currency gains and losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(6) Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(7) Adjusted net income (loss) margin is calculated as Adjusted net income (loss) as a percentage of net sales.
(8) Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.